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                                                                    EXHIBIT 10.2

                       NASTECH PHARMACEUTICAL COMPANY INC.
                            2004 STOCK INCENTIVE PLAN

                     AMENDMENTS TO CERTAIN GRANT AGREEMENTS

            WHEREAS, an Incentive Stock Option Grant Agreement (the "ISO"), a Nonqualified Stock Option Grant Agreement (the "NQSO") and a Restricted Stock Grant Agreement (the "RGSA") (collectively, the "Agreements") were entered into as of the 20th day of July 2005 by and between Nastech Pharmaceutical Company Inc. (the "Company"), a Delaware corporation, and Steven C. Quay, M.D., Ph.D. (the "Grantee"); and

            WHEREAS, the Company wishes to amend the Agreements to clarify the provisions thereof and the Grantee wishes to acknowledge and confirm said clarifications;

            NOW, THEREFORE, the undersigned do hereby agree to the following amendments to the Agreements:

            Section 2.1 of the ISO and of the NQSO shall be revised to replace the first word of each such section ("Unless") with "Subject to the further provision of this Agreement, and unless".

      Section 3.1 of the Restricted Stock Grant Agreement - Replace the first sentence thereof with the following language: In the event that the Grantee's employment (which for purposes of this Agreement shall include service as a director or consultant) with the Company and all of the Company's subsidiaries terminates for any reason other than as otherwise provided below, all unvested shares of Restricted Stock, together with any property in respect of such shares held by the custodian pursuant to Section 4.3 hereof, shall be forfeited as of the date of such termination of employment and the Grantee promptly shall return to the Company any certificates evidencing such shares. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if such termination occurs as a result of the Company terminating the employment of the Grantee prior to December 31, 2009 against his will and without Cause (as defined in the Grantee's employment agreement dated as of June 3, 2005), or the Grantee terminating his employment prior to December 31, 2009 for Good Reason (as defined in the Grantee's employment agreement dated as of June 3, 2005), all unvested shares of Restricted Stock shall become immediately and fully vested. Furthermore, the foregoing provisions of this Section 3.1 shall be subject to the provisions of Section 21 of the Grantee's employment agreement dated as of June 3, 2005.

      Section 3.2 of the ISO and of the NQSO - Revise the fifth sentence of each such section to read as follows: The Committee hereby irrevocably approves the other means of payment set forth in section 6.(g) of Grantee's Employment Agreement dated as of June 3, 2005 (the "Employment Agreement").

      Section 4.1 of the RGSA shall be revised in its entirety to read as follows: Until a share of Restricted Stock vests, such share shall not be sold or otherwise transferred voluntarily by the Grantee except to members of his immediate family or to a trust for the benefit of Grantee and/or

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member(s) of his immediate family and/or to a partnership, limited liability company, and/or other entity owned by Grantee and/or by member(s) of his immediate family (transfers to such persons being referred to herein as "exempt transfers"); and, notwithstanding any such exempt transfer, the share shall remain subject to the foregoing transfer restriction until it lapses or terminates as provided for by the Grantee's employment agreement dated as of June 3, 2005.

      Section 4.1 of the ISO and of the NQSO shall be revised to (a) replace the first word of each such section ("Unless") with "Subject to the further provision of this Agreement, and unless", and (b) replace the last word of each such section ("reason.") with the following language: reason. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if such termination occurs as a result of the Company terminating the employment of the Grantee prior to December 31, 2009 against his will and without Cause (as defined in the Grantee's employment agreement dated as of June 3, 2005), or the Grantee terminating his employment prior to December 31, 2009 for Good Reason (as defined in the Grantee's employment agreement dated as of June 3, 2005), the Option shall be fully vested and exercisable and shall remain exercisable for the remainder of the term set forth in Section 1.2 hereof. Furthermore, the foregoing provisions of this Section 4.1 shall be subject to the provisions of
Section 21 of the Grantee's employment agreement dated as of June 3, 2005.

      Section 4.2 of the ISO and of the NQSO shall be revised to replace the phrase "vested as of the date of termination" in each such section with "vested as of the date of termination (including any part of the Option as to which vesting was accelerated by, or in connection with, such termination)".

      Sections 4.2, 4.3 and 4.4 of the ISO shall be revised to replace the last word of each such section ("option.") with "option, and the Option shall remain exercisable as such in accordance with the terms of this Agreement."

      Section 5.3 of the ISO and of the NQSO shall be revised to (a) replace the first word of each such section ("The") with "Subject to section 6.(g) of the Employment Agreement, the", (b) replace the word "require" in the second sentence of each such section with "request", and (c) delete the last sentence of each such section.

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      IN WITNESS WHEREOF, the parties have executed these Amendments as of the date first above written.

                                    NASTECH PHARMACEUTICAL COMPANY INC.

                                    By:  /s/ PHILIP C. RANKER
                                         --------------------
                                          Philip C. Ranker
                                          Vice President of Finance and
                                            Acting Chief Financial Officer

                                    GRANTEE

                                    /s/ STEVEN C. QUAY
                                    ------------------
                                    Dr. Steven C. Quay
                                    Chairman of the Board, President and
                                     Chief Executive Officer

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